Exhibit 99.2

Unaudited Pro Forma Financial Information

The following unaudited pro forma information assumes that the sale and disposition of the Legacy Commercial and Pool and Spa Lighting Businesses occurred as of the beginning of the period. The adjustments to historical financial statements consist primarily of adjustments to exclude revenues, costs, assets and liabilities relating to the Legacy Commercial and Pool and Spa Lighting Businesses. This unaudited pro forma information should not be relied upon as necessarily being indicative of historical results that would have been obtained if the disposition had actually occurred on that date, nor of the results that may be obtained in the future.

The condensed consolidated pro forma statement of operations for the year ended December 31, 2009 is as follows:

	As Reported	Legacy Commercial and Pool and Spa Lighting	Pro forma
Revenues	$11,557,486	$(6,568,847)	$4,988,639
Gross profit	3,088,765	(1,337,554)	1,751,211
Operating expenses	9,785,911	(2,619,454)	7,166,457
Operating loss	(6,697,146)	1,281,900	(5,415,246)
Net loss	(7,155,093)	1,281,368	(5,873,725)
Net loss attributable to common stockholders	(14,900,161)	1,281,368	(13,618,793)
Net loss per common share – basic and diluted	(1.71)	(0.15)	(1.56)
Basic and diluted weighted average shares outstanding	8,704,534	8,704,534	8,704,534

The condensed consolidated pro forma statement of operations for the six months ended June 30, 2010 is as follows:

	As Reported	Legacy Commercial and Pool and Spa Lighting	Pro forma
Revenues	$6,897,997	$(4,138,716)	$2,759,281
Gross profit	1,584,431	(563,715)	1,020,716
Operating expenses	5,306,816	(1,378,507)	3,928,309
Operating loss	(3,722,385)	814,792	(2,907,593)
Net loss	(4,349,671)	814,792	(3,534,879)
Net loss per common share – basic and diluted	(0.27)	(0.05)	(0.22)
Basic and diluted weighted average shares outstanding	16,243,183	16,243,183	16,243,183

The following unaudited pro forma information assumes that the sale and disposition of the Legacy Commercial and Pool and Spa Lighting Businesses occurred on June 30, 2010. The condensed consolidated pro forma balance sheet as of June 30, 2010 is as follows:

	As Reported	Legacy Commercial and Pool and Spa Lighting	Purchase Price Adjustments		Pro Forma Adjustments		Pro Forma
Current Assets:
Cash and cash equivalents	$7,752,707	$—	$1,000,000	a	$(230,647	) b	$8,522,060
Trade accounts receivable, net	2,300,256	(1,110,152)	—		—		1,190,104
Inventories, net	5,474,969	(1,305,145)	—		(578,418	) c	3,591,406
Prepaid and other assets	224,073	(56,546)	1,287,515	d	—		1,455,042

Total current assets	15,752,005	(2,471,843)	2,287,515		(809,065)		14,758,612

Property and equipment, net	1,642,536	(436,625)	—		(14,927	) e	1,190,984

Goodwill	2,402,200	—	—		—		2,402,200
Other intangible assets, net	3,052,113	(327,327)	—		—		2,724,786
Other assets, net	97,794	—	—		—		97,794

	$22,946,648	$(3,235,795)	$2,287,515		(823,992)		$21,174,376

Current Liabilities:
Accounts payable	$3,491,528	(956,278)	—		(230,647	) b	$2,304,603
Related party payable	85,598	—	—		—		85,598
Accrued compensation and benefits	334,765	—	—		—		334,765
Other current liabilities	82,313	(3,411)	—		—		78,902

Total current liabilities	3,994,204	(959,689)	—		(230,647)		2,803,868

Convertible promissory notes to related parties, net	2,203,375	—	—		—		2,203,375
Other liabilities	68,012	—	—		—		68,012

Total liabilities	6,265,591	(959,689)	—		(230,647)		5,075,255

Total stockholders’ equity	16,681,057	(2,276,106)	2,287,515		(593,345)		16,099,121

	$22,946,648	$(3,235,795)	$2,287,515		$(823,992)		$21,174,376

(a)	Cash purchase price of $1,000,000 for the sale of the Legacy Commercial and Pool and Spa Lighting Businesses assets, excluding the purchase of inventory.
(b)	The Company agreed to retain accounts payable relating to the Legacy Commercial and Pool and Spa Lighting Businesses if accounts receivable did not exceed accounts payable by $250,000. As a result, the Company would have elected to pay $230,647 of this outstanding accounts payable at close.
(c)	Impairment of inventory not included in the Purchase Agreement.
(d)	Secured promissory note to be paid to the Company over the twelve month period following the closing as the Buyer sells the purchased inventory.
(e)	Impairment of excess net property and equipment not included in the Purchase Agreement.